Exhibit 10.ii.a.

SUPPLY AGREEMENT

FEED GRADE PHOSPHATES

FEED GRADE POTASSIUM

NORTH AMERICA

DATE:	, 2009

SELLER:	MOSAIC CROP NUTRITION, LLC, d.b.a.
MOSAIC FEED INGREDIENTS
8813 HWY 41 SOUTH
RIVERVIEW, FL 33569

BUYER:	CARGILL ANIMAL NUTRITION, INC.
TRADICO NORTH AMERICA
P.O. BOX 5614
MINNEAPOLIS, MN 55440-5614

PRODUCT: BIOFOS, BIOFOS COARSE, DYNA-K, DYNAMATE

SPECIFICATIONS:	SPECIFICATIONS ATTACHED PURSUANT TO GEOGRAPHIC LOCATIONS

MARKET:	U.S. AND CANADA

PERIOD:	June 1, 2009 to May 31, 2010

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	TO BE NEGOTIATED AT TIME OF PURCHASE

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	15 DAYS

TERMS:	TRADICO TERMS AND CONDITIONS TO APPLY. (ATTACHED)

CARGILL ANIMAL NUTRITION, INC.	MOSAIC CROP NUTRITION, LLC

By:	By:
Name:	Name:
Its:	Its: